QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYMER, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-0175463
(State of Incorporation)	(I.R.S. Employer Identification No.)

17075 Thornmint Court
San Diego, California 92127
(858) 385-7300
(Address of principal executive offices)

CYMER, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
(Full titles of the Plans)

Nancy J. Baker
Senior Vice President and Chief Financial Officer
Cymer, Inc.
17075 Thornmint Court
San Diego, California 92127
(858) 385-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Bradley Peck, Esq.
Cooley Godward llp
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

common stock, par value $0.001 per share (3)	200,000 shares	$39.71	$7,942,000	$642.51

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also registers such additional shares of the registrant's common stock as may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are derived from the average of the high and low sales prices of the registrant's common stock on October 2, 2003 as reported on the Nasdaq National Market.

(3)
Includes associated rights to purchase shares of the registrant's Series A Participating preferred stock.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference

        The following documents filed by the registrant with the Securities and Exchange Commission, or the Commission, are incorporated by reference into this registration statement:

  •
  The registrant's registration statement on Form S-8 (No. 333-69736) filed with the Commission on September 20, 2001.

  •
  The registrant's registration statement on Form S-8 (No. 333-16559) filed with the Commission on November 21, 1996.

  •
  The registrant's proxy statement for its 2003 annual meeting of stockholders filed with the Commission on April 7, 2003.

  •
  The registrant's annual report on Form 10-K for the fiscal year ended December 31, 2002.

  •
  The registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

  •
  The description of the registrant's common stock contained in the registration statement on Form 8-A (No. 000-21321) filed with the Commission on September 6, 1996, as amended by amendment no. 1 filed with the Commission on October 24, 1997, including any amendments or reports filed for the purpose of updating such description.

  •
  The description of the registrant's Series A Participating preferred stock contained in the registration statement on Form 8-A (No. 000-21321) filed with the Commission on February 20, 1998, including any amendments or reports filed for the purpose of updating such description.

  •
  All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934, or Exchange Act, since the end of the fiscal year covered by the annual report referred to above.

        All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers

        The registrant's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada Revised Statutes ("NRS"), the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of the NRS. Section 78.138 of the NRS, however, provides that a director or officer will not be personally liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. The provisions of the NRS with respect to limiting personal liability for directors and officers are self-executing and, to the extent the Articles of Incorporation would be deemed to be inconsistent therewith, the provisions of the NRS should control.

        The Articles of Incorporation provide further that the registrant shall indemnify to the fullest extent permitted by the NRS any person made a party to an action or proceeding by reason of the fact such person was a director, officer, employee or agent or the registrant. Subject to the registrant's Articles of Incorporation, the Bylaws provide that the registrant shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the registrant, except where such director or officer is finally adjudged to not be entitled to indemnification. The registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, as long as such director or officer is not liable pursuant to Section 78.138 of the NRS or acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant and, in the case of a criminal claim, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also require the registrant, under certain circumstances, to advance expenses incurred by such director or officer as a result of any proceeding against them as to which they could be indemnified.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1 (No. 333-08383) filed with the Commission July 18, 1996, as amended).
4.2
Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the registrant (incorporated herein by reference to Exhibit 1 to the registrant's registration statement on Form 8-A (No. 000-21321) filed with the Commission February 20, 1998, as amended).
4.3	Bylaws of the registrant, as amended and restated (incorporated herein by reference to Exhibit 3.3 to the registrant's annual report on Form 10-K filed with the Commission March 27, 2001).
4.4
Preferred Shares Rights Agreement, dated as of February 13, 1998 between the registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated herein by reference to Exhibit 1 to the registrant's registration statement on Form 8-A No. (000-21321) filed with the Commission February 20, 1998, as amended).
4.5
Agreement of Substitution and Amendment of Preferred Share Rights Agreement, dated January 13, 2003, between the registrant and American Stock Transfer and Trust Company (incorporated herein by reference to Exhibit 4.2 to the registrant's annual report on Form 10-K for the year ended December 31, 2002).
4.6
Certificate of Amendment of Articles of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2002).
5.1	Opinion of Schreck Brignone.
10.7	1996 Employee Stock Purchase Plan, as amended (incorporated herein by reference to the registrant's proxy statement filed with the Commission April 7, 2003).
23.1	Consent of KPMG LLP.
23.2	Consent of Schreck Brignone is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature page of this registration statement.

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 7, 2003.

CYMER, INC.
By:	/s/ NANCY J. BAKER
Name:	Nancy J. Baker
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nancy J. Baker and Rae Ann Werner, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT P. AKINS (Robert P. Akins)	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 7, 2003
/s/ NANCY J. BAKER (Nancy J. Baker)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 7, 2003
/s/ RAE ANN WERNER (Rae Ann Werner)	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 7, 2003
/s/ CHARLES J. ABBE (Charles J. Abbe)	Director	October 6, 2003
/s/ EDWARD BRAUN (Edward Braun)	Director	October 6, 2003
/s/ MICHAEL R. GAULKE (Michael R. Gaulke)	Director	October 6, 2003
/s/ WILLIAM G. OLDHAM (William G. Oldham)	Director	October 6, 2003
/s/ PETER J. SIMONE (Peter J. Simone)	Director	October 6, 2003
/s/ YOUNG K. SOHN (Young K. Sohn)	Director	October 6, 2003
(Jon D. Tompkins)	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1 (No. 333-08383) filed with the Commission July 18, 1996, as amended).
4.2
Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the registrant (incorporated herein by reference to Exhibit 1 to the registrant's registration statement on Form 8-A (No. 000-21321) filed with the Commission February 20, 1998, as amended).
4.3	Bylaws of the registrant, as amended and restated (incorporated herein by reference to Exhibit 3.3 to the registrant's annual report on Form 10-K filed with the Commission March 27, 2001).
4.4
Preferred Shares Rights Agreement, dated as of February 13, 1998 between the registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated herein by reference to Exhibit 1 to the registrant's registration statement on Form 8-A No. (000-21321) filed with the Commission February 20, 1998, as amended).
4.5
Agreement of Substitution and Amendment of Preferred Share Rights Agreement, dated January 13, 2003, between the registrant and American Stock Transfer and Trust Company (incorporated herein by reference to Exhibit 4.2 to the registrant's annual report on Form 10-K for the year ended December 31, 2002).
4.6
Certificate of Amendment of Articles of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2002).
5.1	Opinion of Schreck Brignone.
10.7	1996 Employee Stock Purchase Plan, as amended (incorporated herein by reference to the registrant's proxy statement filed with the Commission April 7, 2003).
23.1	Consent of KPMG LLP.
23.2	Consent of Schreck Brignone is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature page of this registration statement.

QuickLinks

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX